FOR IMMEDIATE RELEASE                                 January 10, 2019

Jefferies Announces 2018 Financial Results

New York, New York, January 10, 2019--Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the two and eleven month periods ended November 30, 2018, and the results of its principal operating subsidiary, Jefferies Group LLC, for the three and twelve month periods ended November 30, 2018. During the fourth quarter, Jefferies Financial Group changed its fiscal year end from December 31 to November 30, the same as Jefferies Group LLC, and thereby eliminated the financial reporting lag for Jefferies Group LLC, its largest subsidiary. Jefferies Financial Group's two and eleven month results include three and twelve month results, respectively, for Jefferies Group LLC, and two and eleven month results, respectively, for the balance of Jefferies Financial Group.

Highlights for Jefferies Financial Group for the eleven months ended November 30, 2018:

•	Net income attributable to Jefferies Financial Group common shareholders of $1.0 billion, or $2.90 per diluted share

•	Pre-tax income from continuing and discontinued operations of $1.3 billion

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $410 million

•
Merchant Banking pre-tax income from continuing and discontinued operations of $1.1 billion, including pre-tax gains of $873 million and $222 million from the sales of 48% of National Beef and Garcadia, respectively, and an unrealized mark-to-market write-down of $419 million on our investment in Spectrum Brands (NYSE: SPB)

•
Total income taxes from continuing and discontinued operations of $296 million, substantially all of which was offset by historic net operating loss carryforwards; at November 30, 2018, we continue to have approximately $1.1 billion in U.S. federal net operating loss carryforwards that may be used to offset future income tax liabilities

•	Dividends paid of $0.45 per share

•
Repurchase of 50 million shares, representing 13% of our fully diluted shares outstanding at the beginning of the year, for $1.1 billion, or an average price of $22.86 per share; when the share buyback is combined with dividends paid in the eleven month period of 2018, we returned to our shareholders an aggregate of $1.3 billion, or 17% of our tangible common shareholders' equity[1] at the beginning of the year

•	Additional $500 million share repurchase authorization approved today by the Board of Directors

•	Fully diluted tangible equity per share[2] increased by 22% from $20.48 at the beginning of the fiscal year to $24.90 at November 30

•
Even after the $1.3 billion we returned to shareholders and our $400 million of investments to expand Vitesse Energy Finance and Leucadia Asset Management, Jefferies Financial Group ended fiscal 2018 with an increase of $300 million in parent company liquidity, which now totals $1.6 billion

Highlights for Jefferies Financial Group for the two months ended November 30, 2018:

•
Net loss attributable to Jefferies Financial Group common shareholders of $20 million, or $0.06 per diluted share, including an unrealized mark-to-market write-down of $190 million on our investment in Spectrum Brands

•	Pre-tax loss of $52 million

•	Jefferies Group pre-tax income of $78 million

•
Merchant Banking pre-tax loss of $109 million, as a result of the unrealized write-down of $190 million on Spectrum Brands and a $62 million reduction in the carrying value of the equity portion of our investment in FXCM, partially offset by an unrealized write-up of $71 million on our investment in

WeWork (historical cost of $9 million; our valuation is based upon the valuation implied by the most recent round of financing, but materially discounted due to structural considerations)

•	Repurchase of 23.9 million shares for $512 million, or an average price of $21.44 per share

Highlights for Jefferies Group LLC for the twelve months ended November 30, 2018:

•	Total Net Revenues of $3.2 billion

•	Investment Banking Net Revenues of $1.9 billion (record advisory and equity capital markets fees)

•	Total Equities and Fixed Income Net Revenues of $1.2 billion

•	Earnings Before Income Taxes of $410 million

•
Net Earnings of $159 million after Provisional Charge related to the Tax Cuts and Jobs Act (the "Tax Act") of $165 million, $113 million of which is non-cash; without this charge, Jefferies Group would have reported Adjusted Net Earnings of $324 million[3,4]

Highlights for Jefferies Group LLC for the three months ended November 30, 2018:

•	Total Net Revenues of $762 million

•	Investment Banking Net Revenues of $522 million

•	Total Equities and Fixed Income Net Revenues of $251 million

•	Earnings Before Income Taxes of $78 million

•	Net Earnings of $62 million

Rich Handler, our CEO, and Brian Friedman, our President, said:

"In our fiscal year ended November 30, 2018, Jefferies Financial Group recorded net income attributable to common shareholders of $1.0 billion, or $2.90 per diluted share, and paid $0.45 per share in dividends. Fully diluted tangible equity per share2 increased by 22% from $20.48 at the beginning of the fiscal year to $24.90 at November 30.

"We recorded net revenues at Jefferies Group of almost $3.2 billion, pre-tax income of $410 million and adjusted return on tangible equity of 8.7%3. A solid first half of the year was offset by a slower second half, particularly a lighter than expected fourth quarter as the market turmoil dampened our trading results, as well as our performance in asset management.

"Jefferies Group’s fourth quarter results reflect continued strong performance in Investment Banking. Our Investment Banking revenues for the fourth quarter were $522 million, compared to $452 million for the third quarter.

"Over the last several years, our strategic priority has been to build further our fee-based and non-capital intensive Investment Banking platform. In 2016, our Investment Banking net revenues were $1.1 billion and represented 45% of our overall Jefferies Group net revenues. In 2018, our Investment Banking net revenues were $1.8 billion (on a comparable basis, excluding the impact of recent revenue recognition rule changes) and represented 58% of our overall Jefferies Group net revenues5. In 2018, we achieved record Advisory revenues of more than $800 million, record Equity Capital Markets revenue of more than $450 million and a strong performance in Leverage Finance.

"Jefferies Finance, our corporate lending 50/50 joint venture with Mass Mutual, ended the year in a strong position in terms of risk exposure, having successfully syndicated all deals we brought to market during the year. Our commitments outstanding at year end were all of good quality, with terms consistent with current market conditions, and should be fully syndicated readily in the near-term. We remain vigilant in our underwriting process, while continuing to serve our clients and maintain our market position.

"Our Sales and Trading results were weaker than recent periods as a result of the challenging environment, which persisted for much of the quarter. Equities revenues for the quarter were $164 million, versus $181 million for the same period last year. Fixed Income revenues were $87 million for the current quarter, compared to $101 million for last year's fourth quarter. Investors' risk appetite and activity levels fell during October and November, and negatively impacted our business. Notwithstanding this more subdued recent quarter, throughout 2018, our client-oriented Sales and Trading flow businesses continued to take market share, and invest in technology and talent. Noteworthy strong performances included: Global Electronic Equity Trading, Leveraged Credit and Prime Brokerage.

"As mentioned, we transferred our 50% interest in Berkadia and our Leucadia Asset Management ("LAM") seed investments into Jefferies Group as of October 1, 2018 to amalgamate our primary financial services operating businesses into one platform. Berkadia continues to perform well. Jefferies Group's share of Berkadia's net profits for the two months was $20 million, which was reported through the 'Other' line within Jefferies Group's Capital Markets segment. This was offset by negative revenues of $34 million for the quarter in Asset Management, reflecting weak investment performance due to the significant declines in the equity markets and net interest expense associated with the capital utilized in LAM.

"Jefferies Group's quarter end gross assets have remained at approximately $40 billion since the balance sheet de-leveraging and de-risking we undertook in late 2015 and early 2016. During the fourth quarter of 2015, we reduced our risk (as measured by average VaR) by 40% to $10 million. Average VaR for the fourth quarter of 2018 was also $10 million, after including the impact of adding the LAM interests. Maintaining these consistently lower levels of risk and balance sheet for the last few years has helped limit the downside during times of market stress.

"Consistent with the theme of conservative risk levels, it’s worth noting that Jefferies Group's tangible leverage has declined to 9.0 times from 10.4 times in the third quarter 2018 due to retained earnings and the infusion of equity capital to support the Berkadia and asset management transfer. Excess liquidity remains at close to historic highs, with cash and highly liquid unencumbered securities representing 16.0% of total assets. Level 3 assets were $337 million at November 30, 2018 and remain at historic lows, representing only 7.7% of tangible equity and 2.1% of inventory. We have steadily reduced Level 3 assets since the end of 2015 when they were $542 million, or 15.1% of tangible equity and 3.3% of inventory.

"Overall, Jefferies Group's competitive position and brand strengthened further over the course of the year. Several of our primary competitors continue to experience challenges, which may lead to further industry consolidation and create additional market share growth opportunities. We therefore believe Jefferies Group is poised for acceleration in our performance on the back of our continued investment in growing and developing our entire platform and, in particular, our investment banking effort, which represented 60% of Jefferies Group's 2018 net revenues. While our prospects are always subject to market forces, we continue to be focused on revenue growth and margin expansion across our business lines.

"Our Merchant Banking fourth quarter results reflect continued strong performance from National Beef and Vitesse. Increased supply of cattle for National Beef was coupled with strong demand for beef, leading to a positive sales and margin environment. We recorded pre-tax income of $27 million for the two month period in respect of National Beef. Vitesse's April 2018 acquisition of non-operated assets has increased production; however, the majority of its pre-tax income of $36 million for the two month period represents the positive impact of our oil hedge portfolio.

"Our fourth quarter results were negatively impacted by a $190 million mark-to-market decrease in the value of our investment in Spectrum Brands, which is in the midst of a transformation involving significant management, operational and strategic changes. As a result of these changes, Spectrum Brands will consist of a narrower portfolio of business units and should achieve better results with a stronger balance sheet.

"We also recorded an impairment charge related to the equity component of our investment in FXCM, which is based on updated expectations that have been impacted by the recently revised regulations of the European Securities Market Authority and dampened operating results. Through November 30, 2018, we have received a cumulative $350 million in principal, interest and fees from our initial $279 million investment in FXCM, and continue to hold $68 million of principal balance outstanding on our loan, earning a coupon of 20.5%, and $75 million of equity value in the underlying business. Our fourth quarter results also include a $71 million positive fair value adjustment for our investment in WeWork. Our historical cost of this investment is $9 million, we have realized $13 million in cash to date and this valuation adjustment is based upon the valuation implied by the most recent round of financing, but materially discounted due to structural considerations.

"We believe we are well positioned for 2019 and we thank all Jefferies' shareholders, bondholders and employee partners for their continued support."

Jefferies Financial Group is releasing today the Annual Letter from our CEO and President. We expect to file our Form 10-K on or about January 28, 2019.

* * * *

Amounts herein pertaining to November 30, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Transition Report on Form 10-K with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the two and eleven month periods ended November 30, 2018 will be provided upon filing our Transition Report on Form 10-K with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Peregrine C. Broadbent
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1
Tangible common shareholders' equity of $7,643 million at December 31, 2017 is a non-GAAP measure and equals Jefferies Financial Group common shareholders' equity of $10,106 million less Intangible assets, net and goodwill of $2,463 million. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods.

2
Fully diluted tangible equity per share, a non-GAAP measure, is defined as tangible common shareholders' equity divided by fully diluted shares outstanding. Tangible common shareholders' equity, a non-GAAP measure, is defined as Jefferies Financial Group common shareholders' equity less Intangible assets, net and goodwill. Fully diluted outstanding shares, a non-GAAP measure, is defined as Jefferies Financial Group shares outstanding plus restricted stock units and other shares that have not been issued yet. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. Refer to schedule on page 11 for reconciliation to U.S. GAAP amounts.

3
Adjusted financial measures are non-GAAP financial measures. Management believes such measure for the year ended November 30, 2018 provides meaningful information to investors as it enables investors to evaluate Jefferies Group LLC results excluding the impact of the provisional tax charge resulting from the Tax Act. Jefferies Group LLC's Adjusted Net Earnings for the year ended November 30, 2018 of $324 million results in an 8.7% return on tangible equity (a non-GAAP financial measure), based on the twelve months ended November 30, 2018 Jefferies Group LLC adjusted net earnings divided by adjusted tangible Jefferies Group LLC member's equity at November 30, 2017 of $3,716 million. Adjusted tangible Jefferies Group LLC member's equity is calculated as tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $3,916 million at November 30, 2017 reduced by the $200 million distribution to Jefferies Financial Group, which was paid on January 31, 2018. Refer to the schedule on page 14 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

4
As a result of Jefferies Financial Group's previous fiscal year end being December 31, the charge recorded by Jefferies Group LLC related to the Tax Act was included in Jefferies Financial Group's consolidated results during 2017, and therefore excluded from Jefferies Financial Group's 2018 financial results.

5
Adjusted financial measures are non-GAAP financial measures. Management believes such measure for the year ended November 30, 2018 provides meaningful information to investors as it enables investors to evaluate Jefferies Group LLC results excluding the impact of the increase in Investment banking revenues, as a result of the new revenue standard, which was adopted on December 1, 2017 (see "Impact of Adopting Revenue Recognition Guidance" in Part I, Item 2 "Management's Discussion and Analysis" in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2018). Refer to the schedule on page 14 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Two Months Ended November 30, 2018	Three Months Ended December 31, 2017	Eleven Months Ended November 30, 2018	Twelve Months Ended December 31, 2017

Net revenues	$806,594	$1,056,835	$3,764,034	$4,077,445

Income (loss) from continuing operations before income taxes and income (loss) related to associated companies	$(24,573)	$184,191	$239,077	$681,403
Income (loss) related to associated companies	(27,297)	9,512	57,023	(74,901)
Income (loss) from continuing operations before income taxes	(51,870)	193,703	296,100	606,502
Income tax provision (benefit)	(32,552)	515,088	19,008	642,286
Income (loss) from continuing operations	(19,318)	(321,385)	277,092	(35,784)
Income from discontinued operations, net of income tax provision of $0, $27,825, $47,045 and $118,681	—	69,480	130,063	288,631
Gain on disposal of discontinued operations, net of income tax provision $0, $0, $229,553 and $0	—	—	643,921	—
Net income (loss)	(19,318)	(251,905)	1,051,076	252,847
Net (income) loss attributable to the noncontrolling interests	(233)	1,514	12,975	3,455
Net (income) loss attributable to the redeemable noncontrolling interests	31	(20,038)	(37,263)	(84,576)
Preferred stock dividends	(851)	(1,172)	(4,470)	(4,375)
Net income (loss) attributable to Jefferies Financial Group Inc. common shareholders	$(20,371)	$(271,601)	$1,022,318	$167,351

Basic earnings (loss) per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income (loss) from continuing operations	$(0.06)	$(0.88)	$0.82	$(0.10)
Income from discontinued operations	—	0.14	0.27	0.55
Gain on disposal of discontinued operations	—	—	1.84	—
Net income (loss)	$(0.06)	$(0.74)	$2.93	$0.45

Number of shares in calculation	329,101	366,000	347,261	368,197

Diluted earnings (loss) per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income (loss) from continuing operations	$(0.06)	$(0.88)	$0.81	$(0.10)
Income from discontinued operations	—	0.14	0.26	0.55
Gain on disposal of discontinued operations	—	—	1.83	—
Net income (loss)	$(0.06)	$(0.74)	$2.90	$0.45

Number of shares in calculation	329,101	366,000	351,275	370,701

A summary of results for the two months ended November 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$761,958	$42,204	$7,525	$—	$(5,093)	$806,594

Expenses:
Compensation and benefits	408,504	17,662	7,177	—	—	433,343
Cost of sales	—	49,570	—	—	—	49,570
Floor brokerage and clearing fees	53,260	—	—	—	(842)	52,418
Interest expense	—	4,796	—	9,839	—	14,635
Depreciation and amortization	17,467	9,920	570	—	—	27,957
Selling, general and other expenses	204,764	41,688	7,811	—	(1,019)	253,244
Total expenses	683,995	123,636	15,558	9,839	(1,861)	831,167
Income (loss) from continuing operations before income taxes and loss related to associated companies	77,963	(81,432)	(8,033)	(9,839)	(3,232)	(24,573)
Loss related to associated companies	—	(27,297)	—	—	—	(27,297)
Income (loss) from continuing operations before income taxes	$77,963	$(108,729)	$(8,033)	$(9,839)	$(3,232)	(51,870)
Income tax benefit from continuing operations						(32,552)
Net loss						$(19,318)

A summary of results for the three months ended December 31, 2017 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$822,610	$230,570	$2,049	$—	$1,606	$1,056,835

Expenses:
Compensation and benefits	455,469	14,587	11,633	—	873	482,562
Cost of sales	—	70,118	—	—	—	70,118
Floor brokerage and clearing fees	41,257	—	—	—	104	41,361
Interest expense	—	9,698	—	14,742	—	24,440
Depreciation and amortization	15,791	11,604	871	—	—	28,266
Selling, general and other expenses	167,813	49,274	9,835	—	(1,025)	225,897
Total expenses	680,330	155,281	22,339	14,742	(48)	872,644
Income (loss) from continuing operations before income taxes and income related to associated companies	142,280	75,289	(20,290)	(14,742)	1,654	184,191
Income related to associated companies	—	9,512	—	—	—	9,512
Income (loss) from continuing operations before income taxes	$142,280	$84,801	$(20,290)	$(14,742)	$1,654	193,703
Income tax provision from continuing operations						515,088
Income from discontinued operations, net of income tax provision						69,480
Net loss						$(251,905)

A summary of results for the eleven months ended November 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,183,376	$571,831	$22,300	$—	$(13,473)	$3,764,034

Expenses:
Compensation and benefits	1,736,264	77,169	50,222	—	(873)	1,862,782
Cost of sales	—	307,071	—	—	—	307,071
Floor brokerage and clearing fees	189,068	—	—	—	(4,858)	184,210
Interest expense	—	35,159	—	54,090	—	89,249
Depreciation and amortization	68,296	48,852	3,169	—	—	120,317
Selling, general and other expenses	780,081	150,115	35,049	—	(3,917)	961,328
Total expenses	2,773,709	618,366	88,440	54,090	(9,648)	3,524,957
Income (loss) from continuing operations before income taxes and income related to associated companies	409,667	(46,535)	(66,140)	(54,090)	(3,825)	239,077
Income related to associated companies	—	57,023	—	—	—	57,023
Income (loss) from continuing operations before income taxes	$409,667	$10,488	$(66,140)	$(54,090)	$(3,825)	296,100
Income tax provision from continuing operations						19,008
Income from discontinued operations, net of income tax provision						130,063
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$1,051,076

A summary of results for the twelve months ended December 31, 2017 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,198,109	$876,180	$6,306	$—	$(3,150)	$4,077,445

Expenses:
Compensation and benefits	1,829,096	73,811	46,655	—	1,373	1,950,935
Cost of sales	—	280,952	—	—	—	280,952
Floor brokerage and clearing fees	179,478	—	—	—	(4,972)	174,506
Interest expense	—	42,259	—	58,943	—	101,202
Depreciation and amortization	62,668	44,257	3,470	—	—	110,395
Selling, general and other expenses	621,943	131,627	34,983	—	(10,501)	778,052
Total expenses	2,693,185	572,906	85,108	58,943	(14,100)	3,396,042
Income (loss) from continuing operations before income taxes and loss related to associated companies	504,924	303,274	(78,802)	(58,943)	10,950	681,403
Loss related to associated companies	—	(74,901)	—	—	—	(74,901)
Income (loss) from continuing operations before income taxes	$504,924	$228,373	$(78,802)	$(58,943)	$10,950	606,502
Income tax provision from continuing operations						642,286
Income from discontinued operations, net of income tax provision						288,631
Net income						$252,847

Jefferies Financial Group Inc.
Non-GAAP Reconciliations

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Tangible Common Shareholders' Equity GAAP Reconciliation

Reconciliation of Jefferies Financial Group common shareholders' equity to tangible common shareholders' equity (a non-GAAP measure) (dollars in millions):

	November 30, 2018	December 31, 2017

Jefferies Financial Group common shareholders' equity (GAAP)	$10,061	$10,106
Less: Intangible assets, net and goodwill	(1,890)	(2,463)
Jefferies Financial Group tangible common shareholders' equity (non-GAAP)	$8,171	$7,643

Fully Diluted Shares Outstanding GAAP Reconciliation

Reconciliation of Jefferies Financial Group shares outstanding to fully diluted shares outstanding (a non-GAAP measure) (shares in thousands):

	November 30, 2018	December 31, 2017

Jefferies Financial Group shares outstanding (GAAP)	307,515	356,227
Restricted stock units	19,779	16,000
Other	878	887
Jefferies Financial Group fully diluted shares outstanding (non-GAAP)	328,172	373,114

Note: Fully diluted shares exclude shares for options, preferred shares and, at December 31, 2017, convertible debt. The convertible debt was redeemed in early 2018. Fully diluted shares include the target number of shares under the senior executive award plan.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2018 and its Annual Report on Form 10-K for the year ended November 30, 2017. Amounts herein pertaining to November 30, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	November 30, 2018	August 31, 2018	November 30, 2017
Revenues:
Commissions and other fees	$173,645	$155,539	$155,710
Principal transactions	25,713	143,308	108,065
Investment banking	504,589	465,326	528,699
Asset management fees	5,084	5,184	4,122
Interest	336,605	305,347	245,278
Other	52,307	13,581	39,625
Total revenues	1,097,943	1,088,285	1,081,499
Interest expense	335,985	310,670	258,889
Net revenues	761,958	777,615	822,610

Non-interest expenses:
Compensation and benefits	408,504	428,033	455,469

Non-compensation expenses:
Floor brokerage and clearing fees	53,260	45,745	41,257
Underwriting costs	16,485	20,528	—
Technology and communications	83,320	76,877	73,817
Occupancy and equipment rental	25,809	25,559	25,759
Business development	39,523	39,733	27,661
Professional services	38,170	35,316	31,167
Other	18,924	18,723	25,200
Total non-compensation expenses	275,491	262,481	224,861
Total non-interest expenses	683,995	690,514	680,330
Earnings before income taxes	77,963	87,101	142,280
Income tax expense	16,313	26,923	52,331
Net earnings	61,650	60,178	89,949
Net earnings (loss) attributable to noncontrolling interests	257	(4)	36
Net earnings attributable to Jefferies Group LLC	$61,393	$60,182	$89,913

Pretax operating margin (1)	10.2%	11.2%	17.3%
Effective tax rate	20.9%	30.9%	36.8%

(1)
The results in the quarters ended November 30, 2018 and August 31, 2018 include an increase in Investment banking revenues and a corresponding increase in Total non-compensation expenses of $30.6 million and $36.3 million, respectively, as a result of the new revenue standard, which was adopted on December 1, 2017 (see "Impact of Adopting Revenue Recognition Guidance" in Part I, Item 2 "Management's Discussion and Analysis" in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2018).

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Twelve Months Ended
	November 30, 2018	November 30, 2017
Revenues:
Commissions and other fees	$635,190	$593,257
Principal transactions (1)	524,296	796,633
Investment banking	1,910,203	1,764,285
Asset management fees (1)	21,214	20,490
Interest	1,207,095	905,601
Other	131,634	98,316
Total revenues	4,429,632	4,178,582
Interest expense	1,246,256	980,473
Net revenues	3,183,376	3,198,109

Non-interest expenses:
Compensation and benefits	1,736,264	1,829,096

Non-compensation expenses:
Floor brokerage and clearing fees	189,068	179,478
Underwriting costs	64,317	—
Technology and communications	305,655	279,242
Occupancy and equipment rental	100,952	102,904
Business development	163,756	99,884
Professional services	139,885	114,711
Other	73,812	87,870
Total non-compensation expenses	1,037,445	864,089
Total non-interest expenses	2,773,709	2,693,185
Earnings before income taxes	409,667	504,924
Income tax expense	250,650	147,340
Net earnings	159,017	357,584
Net earnings attributable to noncontrolling interests	256	86
Net earnings attributable to Jefferies Group LLC	$158,761	$357,498

Pretax operating margin (2)	12.9%	15.8%
Effective tax rate (3)	61.2%	29.2%

(1)
Certain reclassifications within revenue line items have been made for the year ended November 30, 2017. Jefferies Group LLC has reorganized the presentation of its gains and losses generated from its capital invested in asset management funds managed by Jefferies Group LLC and its related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.

(2)
The results in the year ended November 30, 2018 include an increase in Investment banking revenues and a corresponding increase in Total non-compensation expenses of $131.8 million, as a result of the new revenue standard, which was adopted on December 1, 2017 (see "Impact of Adopting Revenue Recognition Guidance" in Part I, Item 2 "Management's Discussion and Analysis" in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2018).

(3)	The effective tax rate for the year ended November 30, 2018 includes a provisional tax charge of $165 million as a result of the Tax Act.

Jefferies Group LLC and Subsidiaries
Consolidated Adjusted Selected Financial Data
(Amounts in Thousands, Except Where Noted)
(Unaudited)

	Twelve Months Ended November 30, 2018
	GAAP	Adjustments	Adjusted

Net earnings (excluding provisional tax charge)	$159,017	$165,150	$324,167
Investment banking net revenues	$1,913,841	$(131,789)	$1,782,052
Investment banking net revenues - % of Net revenues (excluding impact of adopting revenue recognition guidance)	60.1%	(1.7)%	58.4%

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information for Net earnings begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the provisional tax charge of $165 million related to the enactment of the Tax Act in the year ended November 30, 2018. Adjusted financial information for Investment banking net revenues begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude $132 million due to the impact of adopting revenue recognition guidance in the year ended November 30, 2018. Jefferies Group LLC believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors as they enable investors to evaluate Jefferies Group LLC's results excluding the impact of the provisional tax charge as a result of the enactment of the Tax Act and the impact of adopting revenue recognition guidance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	November 30, 2018	August 31, 2018	November 30, 2017
Net Revenues by Source:
Equities	$164,086	$170,611	$181,055
Fixed income	86,826	139,846	101,169
Total sales and trading	250,912	310,457	282,224

Equity	127,942	139,220	122,424
Debt	152,335	138,515	174,484
Capital markets	280,277	277,735	296,908
Advisory	224,312	187,591	231,791
Other investment banking	17,523	(13,732)	12,339
Total investment banking	522,112	451,594	541,038

Other	22,448	4,910	(1,065)

Total Capital Markets	795,472	766,961	822,197

Asset management fees	5,084	5,184	4,122
Investment return	(38,598)	5,470	(3,709)
Total Asset Management	(33,514)	10,654	413

Net Revenues	$761,958	$777,615	$822,610

Other Data:
Number of trading days	63	65	63
Number of trading loss days (1)	18	11	5

Average firmwide VaR (in millions) (2)	$9.59	$7.53	$5.29

(1)	The November 30, 2018 period includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.
(2)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The quarter ended November 30, 2018 includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2017.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Twelve Months Ended
	November 30, 2018	November 30, 2017
Net Revenues by Source:
Equities	$665,557	$674,424
Fixed income	559,712	618,388
Total sales and trading	1,225,269	1,292,812

Equity	454,555	344,973
Debt	635,606	649,220
Capital markets	1,090,161	994,193
Advisory	820,042	770,092
Other investment banking	3,638	19,776
Total investment banking	1,913,841	1,784,061

Other	45,316	92,987

Total Capital Markets	3,184,426	3,169,860

Asset management fees	21,214	19,224
Investment return	(22,264)	9,025
Total Asset Management	(1,050)	28,249

Net Revenues	$3,183,376	$3,198,109

Other Data:
Number of trading days	252	252
Number of trading loss days (1)	45	14

Average firmwide VaR (in millions) (2)	$7.56	$7.79

(1)	The November 30, 2018 period includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.
(2)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The twelve months ended November 30, 2018 includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2017.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	November 30, 2018	August 31, 2018	November 30, 2017
Financial position:
Total assets (1)	$41,169	$40,572	$39,706
Average total assets for the period (1)	$49,427	$48,022	$47,058
Average total assets less goodwill and intangible assets for the period (1)	$47,653	$46,189	$45,215

Cash and cash equivalents (1)	$5,146	$4,813	$5,164
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,604	$6,098	$6,709
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	16.0%	15.0%	16.9%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.8%	15.7%	17.7%

Financial instruments owned (1)	$16,400	$15,196	$14,193
Goodwill and intangible assets (1)	$1,825	$1,829	$1,843

Total equity (including noncontrolling interests) (1)	$6,182	$5,557	$5,760
Total Jefferies Group LLC member's equity (1)	$6,180	$5,548	$5,759
Tangible Jefferies Group LLC member's equity (1) (3)	$4,355	$3,719	$3,916

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4) (5)	$337	$311	$328
Level 3 financial instruments owned - % total assets (1) (4)	0.8%	0.8%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.1%	2.0%	2.3%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	7.7%	8.4%	8.4%

Other data and financial ratios:
Total long-term capital (1) (6)	$11,840	$11,261	$11,162
Leverage ratio (1) (7)	6.7	7.3	6.9
Tangible gross leverage ratio (1) (8)	9.0	10.4	9.7

Number of trading days	63	65	63
Number of trading loss days (5)	18	11	5
Average firmwide VaR (9)	$9.59	$7.53	$5.29

Number of employees, at period end	3,596	3,526	3,450

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to November 30, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Annual Report on Form 10-K for the fiscal year ended November 30, 2018.

(2)
At November 30, 2018, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $959 million, in aggregate, and $499 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at August 31, 2018 were $948 million and $337 million, respectively, and at November 30, 2017, were $1,031 million and $514 million, respectively.

(3)
Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)
Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	The November 30, 2018 period includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.
(6)
At November 30, 2018, August 31, 2018 and November 30, 2017, total long-term capital includes Jefferies Group LLC's long-term debt of $5,657 million, $5,703 million and $5,403 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(7)	Leverage ratio equals total assets divided by total equity.
(8)
Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The quarter ended November 30, 2018 includes two months of Jefferies Group LLC's investments in LAM, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2017.